Exhibit 99.1

HEALTHCARE REALTY TRUST REPORTS NORMALIZED FFO

OF $0.31 PER SHARE FOR THE THIRD QUARTER

NASHVILLE, Tennessee, November 1, 2011 — Healthcare Realty Trust Incorporated (NYSE:HR) today announced results for the third quarter ended September 30, 2011. Normalized FFO for the three months ended September 30, 2011 totaled $0.31 per diluted common share. Normalized FAD for the three months ended September 30, 2011 totaled $0.33 per diluted common share.

For the three months ended September 30, 2011, revenues totaled $76.1 million, income from continuing operations totaled $0.2 million, and net income attributable to common stockholders totaled $0.6 million.

Salient highlights include:

•

The Company renewed and expanded its unsecured credit facility. The new $700 million credit facility, led by Wells Fargo and JP Morgan, includes 17 banks and matures in October 2015 with an option to extend the facility for an additional year. The new facility is priced at LIBOR plus 150 basis points, with an annual facility fee of 35 basis points. The all-in cost of the new facility is a 135 basis point improvement over the previous credit facility.

•

The Company invested $144.8 million during the quarter, including $107.2 million of acquisitions in Richmond, Virginia, $8.8 million in construction mortgage loans, and $28.8 million in properties under construction. On October 26th, the Company acquired the remaining two outpatient buildings in the Richmond portfolio for approximately $19.7 million.

•

Improved sentiment among healthcare providers increased the leased percentage at properties in stabilization from 29% to 33%, and prospective commitments should increase the percentage to near 50% in the coming months.

•	Property operations in the Company’s stabilized portfolio were steady, with occupancy remaining at 87%.

•	Contractual increases for in-place leases averaged 3.2% in the third quarter, up slightly from 3.1% in the second quarter.

•	Average rate increases on newly executed leases (“cash leasing spreads”) averaged 2.3%, up from 1.7% in the second quarter.

•	Tenant retention was stable at 84%.

•	A quarterly dividend of $0.30 per share was declared, which is 91% of normalized FAD.

Healthcare Realty Trust is a real estate investment trust that integrates owning, managing, financing and developing income-producing real estate properties associated primarily with the delivery of outpatient healthcare services throughout the United States. The Company had investments of approximately $2.9 billion in 219 real estate properties and mortgages as of September 30, 2011, excluding assets classified as held for sale and including an investment in one unconsolidated joint venture. The Company’s 208 owned real estate properties, excluding assets classified as held for sale, are located in 29 states and total approximately 13.9 million square feet. The Company provides property management services to approximately 10.0 million square feet nationwide.

The Company directs interested parties to its Internet site, www.healthcarerealty.com, where information is posted regarding this quarter’s operations. Please contact the Company at 615.269.8175 to request a printed copy of this information.

In addition to the historical information contained within, the matters discussed in this press release may contain forward-looking statements that involve risks and uncertainties. These risks are discussed in filings with the Securities and Exchange Commission by Healthcare Realty Trust, including its Annual Report on Form 10-K for the year ended December 31, 2010 under the heading “Risk Factors,” and as updated in its Quarterly Reports on Form 10-Q filed thereafter. Forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims any obligation to update forward-looking statements.

HEALTHCARE REALTY TRUST INCORPORATED

Condensed Consolidated Statements of Operations (1)

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
REVENUES
Master lease rent	$14,049	$13,303	$43,312	$41,056
Property operating	57,078	47,716	163,280	140,008
Straight-line rent	1,109	639	3,536	1,989
Mortgage interest	1,776	601	5,250	1,708
Other operating	2,067	2,128	6,425	6,399

	76,079	64,387	221,803	191,160

EXPENSES
General and administrative	5,530	4,243	16,469	12,513
Property operating	30,851	26,681	87,423	75,116
Impairment	—	1,259	—	1,259
Bad debt, net	(353)	39	(80)	(438)
Depreciation	19,959	16,975	57,928	49,582
Amortization	2,214	1,237	5,753	3,869

	58,201	50,434	167,493	141,901

OTHER INCOME (EXPENSE)
Loss on extinguishment of debt	—	—	(1,986)	(480)
Interest expense	(17,928)	(15,923)	(57,546)	(47,803)
Interest and other income, net	205	187	636	1,799

	(17,723)	(15,736)	(58,896)	(46,484)

INCOME (LOSS) FROM CONTINUING OPERATIONS	155	(1,783)	(4,586)	2,775

DISCONTINUED OPERATIONS
Income from discontinued operations	690	485	1,791	2,878
Impairments	(1,551)	(6,102)	(1,698)	(6,102)
Gain on sales of real estate properties	1,357	4,092	1,393	8,313

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	496	(1,525)	1,486	5,089

NET INCOME (LOSS)	651	(3,308)	(3,100)	7,864
Less: Net (income) loss attributable to noncontrolling interests	(4)	60	(31)	(44)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$647	$(3,248)	$(3,131)	$7,820

BASIC EARNINGS (LOSS) PER COMMON SHARE
Income (loss) from continuing operations	$0.00	$(0.03)	$(0.06)	$0.05
Discontinued operations	0.01	(0.02)	0.02	0.08

Net income (loss) attributable to common stockholders	$0.01	$(0.05)	$(0.04)	$0.13

DILUTED EARNINGS (LOSS) PER COMMON SHARE
Income (loss) from continuing operations	$0.00	$(0.03)	$(0.06)	$0.05
Discontinued operations	0.01	(0.02)	0.02	0.08

Net income (loss) attributable to common stockholders	$0.01	$(0.05)	$(0.04)	$0.13

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	76,139,055	62,369,773	71,478,463	61,232,810

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	77,177,114	62,369,773	71,478,463	62,269,413

(1)	The Condensed Consolidated Statements of Operations do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

HEALTHCARE REALTY TRUST INCORPORATED

Condensed Consolidated Statements of Cash Flows (1)

(Dollars in thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Cash flows from operating activities:
Net income (loss)	$651	$(3,308)	$(3,100)	$7,864
Non-cash items:
Depreciation and amortization—real estate	21,709	18,202	62,300	53,202
Depreciation and amortization—other	1,757	1,358	5,084	4,282
Provision for bad debt, net	(352)	39	(65)	(418)
Impairments	1,551	7,361	1,698	7,361
Straight-line rent receivable	(1,098)	(604)	(3,493)	(1,923)
Straight-line rent liability	123	103	369	309
Stock-based compensation	670	525	2,272	1,845
Provision for deferred post-retirement benefits	465	385	1,383	1,167
Other non-cash items	—	—	—	(542)

Total non-cash items	24,825	27,369	69,548	65,283
Other items:
Accounts payable and accrued liabilities	(4,030)	4,171	(1,380)	9,358
Other liabilities	(182)	2,056	6,117	1,568
Other assets	844	(6,762)	(4,532)	(6,923)
Gain on sales of real estate properties	(1,357)	(4,092)	(1,393)	(8,313)
Loss on extinguishment of debt	—	—	1,986	480
Payment of partial pension settlement	—	—	—	(342)

Total other items	(4,725)	(4,627)	798	(4,172)

Net cash provided by operating activities	20,751	19,434	67,246	68,975

Cash flows from investing activities:
Acquisition and development of real estate properties	(96,740)	(129,596)	(179,851)	(183,653)
Funding of mortgages and notes receivable	(8,837)	(11,031)	(91,978)	(13,921)
Proceeds from sales of real estate	1,218	9,698	4,993	33,321
Proceeds from mortgages and notes receivable repayments	14,930	7,316	14,988	7,385

Net cash used in investing activities	(89,429)	(123,613)	(251,848)	(156,868)

Cash flows from financing activities:
Net borrowings on unsecured credit facility	52,000	111,000	175,000	81,000
Repayments on notes and bonds payable	(921)	(648)	(2,537)	(1,759)
Repurchase of notes payable	—	—	(280,201)	(8,556)
Dividends paid	(23,348)	(19,111)	(65,918)	(56,481)
Proceeds from issuance of common stock	27,791	19,995	251,836	79,444
Purchase of noncontrolling interests	—	—	(1,591)	—
Common stock redemptions	—	—	(51)	—
Debt issuance and assumption costs	(566)	(201)	(922)	(716)
Capital contributions received from noncontrolling interest holders	—	16	—	686
Distributions to noncontrolling interest holders	—	(150)	(281)	(399)

Net cash provided by financing activities	54,956	110,901	75,335	93,219

Increase (decrease) in cash and cash equivalents	(13,722)	6,722	(109,267)	5,326
Cash and cash equivalents, beginning of period	17,776	4,455	113,321	5,851

Cash and cash equivalents, end of period	$4,054	$11,177	$4,054	$11,177

(1)	The Condensed Consolidated Statements of Cash Flows do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

RECONCILIATION OF FUNDS FROM OPERATIONS (1) (2):

(Dollars in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net Income (Loss) Attributable to Common Stockholders	$647	$(3,248)	$(3,131)	$7,820

Gain on sales of real estate properties	(1,357)	(4,092)	(1,393)	(8,313)
Real estate depreciation and amortization	21,709	18,075	62,173	52,843

Total adjustments	20,352	13,983	60,780	44,530

Funds From Operations	$20,999	$10,735	$57,649	$52,350

Funds From Operations Per Common Share - Diluted	$0.27	$0.17	$0.79	$0.84

Weighted Average Common Shares Outstanding - Diluted	77,177,114	63,424,706	72,570,555	62,269,413

RECONCILIATION OF FUNDS AVAILABLE FOR DISTRIBUTION (2):

(Dollars in thousands, except per share data)

(Unaudited)

Three Months Ended September 30, 2011
Net Income Attributable to Common Stockholders	$647

Gain on sales of real estate properties	(1,357)
Total non-cash items included in cash flows from operating activities (3)	24,825

Funds Available For Distribution	$24,115

Funds Available For Distribution Per Common Share - Diluted	$0.31

Weighted Average Common Shares Outstanding - Diluted	77,177,114

NORMALIZING OF FUNDS FROM OPERATIONS AND FUNDS AVAILABLE FOR DISTRIBUTION:

(Dollars in thousands, except per share data)

(Unaudited)

Three Months Ended September 30, 2011
Funds From Operations	$20,999

Adjustments:

Impairment	1,551
Acquisition costs	400
Seasonal utilities	1,300

Normalized Funds From Operations	$24,250

Normalized Funds From Operations Per Common Share - Diluted	$0.31

Weighted Average Common Shares Outstanding - Diluted	77,177,114

Three Months Ended September 30, 2011
Funds Available For Distribution	$24,115

Adjustments:

Acquisition costs	400
Seasonal utilities	1,300

Normalized Funds Available For Distribution	$25,815

Normalized Funds Available For Distribution Per Common Share - Diluted	$0.33

Weighted Average Common Shares Outstanding - Diluted	77,177,114

(1)	Funds from operations (“FFO”) is calculated according to the definition of the National Association of Real Estate Investment Trusts and is comprised primarily of net income (loss) attributable to common stockholders and depreciation from real estate, but is not adjusted for certain non-cash income and expense items. Gains on the sale of real estate properties are excluded from FFO and FFO per share, while impairments are included in FFO and FFO per share.
(2)	FFO and Funds Available For Distribution ("FAD") do not represent cash generated from operating activities determined in accordance with accounting principles generally accepted in the United States of America and are not necessarily indicative of cash available to fund cash needs. FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company's operating performance or as alternatives to cash flow as measures of liquidity.
(3)	See the Condensed Consolidated Statements of Cash Flows that are included in this earnings release.